UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 14, 2014

ERF Wireless Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-27467	76-0196431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2911 South Shore Boulevard, Suite 100, League City, Texas 77573

(Address of principal executive offices) (Zip Code)

(281) 538-2101

Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

|_|  Written communications pursuant to Rule 425 under the Securities Act (17  CFR 230.425)

|_|  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Richard Royall on March 14, 2014, tendered his resignation as CFO of ERF Wireless, Inc in order to devote more time to his accounting practice in Houston on a full time basis.  Mr. Royall has indicated to ERF Wireless that he will continue to serve as a member of the Board of Directors and will continue to support the Company’s on-going business activities from that position.  The position of CFO for ERF Wireless has been filled effective March 17, 2014, by the appointment of Mr. Greg Smith to that position.  Mr. Smith has previously held multiple executive positions at ERF Wireless and was the Company’s first CFO in the 2004-2008 time period as well as serving as the initial CEO.  In addition, effective March 18, 2014 Mr. Wesley Sherer has accepted the position of Controller and will report directly to Mr. Smith as CFO.

Item 9.01.  Financial Statements and Exhibits

(a)    Financial Statements of Business Acquired.

             Inapplicable.

(b)    Pro Forma Financial Information.

             Inapplicable.

(c)    Exhibits

             Inapplicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 18, 2014	By:	/s/ Dr. H. Dean Cubley
Dr. H. Dean Cubley
Chief Executive Officer